UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2010

Cyalume Technologies Holdings, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(413) 858-2500

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2010, Cyalume Technologies Holdings, Inc. (“Cyalume”) was re-awarded a direct contract with the U.S. Military issued by the Defense Supply Center Philadelphia to supply chemiluminescent light products (the “Contract”). The Contract, last awarded to Cyalume in 2004, is an indefinite quantity fixed price contract that covers numerous products each classified by a National Stock Number (NSN). A key feature of these products is that they now all are phthalate free and covered by Cyalume’s intellectual property. The products under this Contract have represented between $2.2 and $3.2 million in sales annually for the past three years. The Contract is for a base period of two years plus three, one-year options exercisable by the U.S. Military. The Contract specifies product prices for the next two years. In conjunction with the solicitation by the U.S. Military for this Contract, several products that had been part of the previous contract were transferred to a different supply center office. Cyalume continues to provide those products under a separate agreement.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

February 1, 2010	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer